EXHIBIT 10.7
RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Tandy Leather Factory, Inc. 2013 Restricted Stock Plan
GRANTED TO (“Participant”):
GRANT DATE:
NUMBER OF RSUs:
VESTING DATE(S):	¼ of the RSUs on each of the first, second, third and fourth anniversaries of the Grant Date

1.            Restricted Stock Unit Agreement.  This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of the date of grant shown above (the “Grant Date”) between Tandy Leather Factory, Inc., a Delaware corporation (the “Company”), and the Participant named above, pursuant to the Tandy Leather Factory, Inc. 2013 Restricted Stock Plan (the “Plan”).  Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

2.            Grant of Restricted Stock Units.  The Participant is granted the number of restricted stock units (“RSUs”) shown above.  Upon vesting as described below, each RSU shall convert into one share of Common Stock of the Company (“Common Stock”).  The RSUs are granted as provided for by the Plan and are subject to the terms and conditions set forth in the Plan and this Agreement.

3.            Vesting.  Subject to the provisions of Section 5 of this Agreement, during the term of Participant’s employment the RSUs shall vest (i.e., each vesting RSU shall convert into one share of Common Stock, without payment or other action by the Participant) on each of the vesting dates shown above (each, a “Vesting Date”).  Upon vesting of RSUs, shares of Common Stock shall be promptly issued to the Participant and evidenced by a certificate for such shares issued in the Participant’s name or by book entry at the Company’s option.  Notwithstanding anything contained in this Agreement to the contrary, if there is a Change in Control (as defined in the Plan) of the Company, all unvested RSUs granted under this Agreement shall become fully vested immediately upon the occurrence of the Change in Control, and such vested RSUs shall be paid out or settled, as applicable, within 60 days after the occurrence of the Change in Control, subject to requirements of applicable laws and regulations.

4.          No Transfer.  Unvested RSUs may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution.  Any attempt by the Participant to dispose of any unvested RSUs in violation of this section shall result in the immediate forfeiture of such RSUs.

5.             Termination of Employment.

a.            Death or Disability.  If the Participant’s employment is terminated due to death or Disability, all unvested RSUs held by the Participant on the date of the Participant’s death or the date of the termination of his or her employment related to Disability, as the case may be, shall immediately become vested as of such date.

b.                Other Termination.  If the Participant’s employment is terminated for any reason, including, without limitation, retirement, other than due to death or Disability, all unvested RSUs held by the Participant on the date of the termination of his or her employment shall immediately be forfeited by such Participant as of such date.

c.               Discretionary Accelerated Vesting.  Notwithstanding anything contained in this Agreement to the contrary, the Committee may, in its discretion, provide that any or all unvested RSUs held by the Participant on the date of the termination of the Participant’s employment shall immediately become vested as of such date of as of such other date as the Committee may determine.

6.             Tax Withholding.  All payments or distributions of an Award made pursuant to this Agreement shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements.  If the Company proposes or is required to distribute Common Stock pursuant to this Agreement, it may require the Participant receiving such Common Stock to remit to it or to the Affiliate that employs such Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock.  In lieu thereof, the Company or the Affiliate employing the Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or the Affiliate, as the case may be, to the Participant receiving Common Stock, as the Committee shall prescribe.  The Committee may, in its discretion, and subject to such rules as the Committee may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with this Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

7.              Legend.  If the Company, in its sole discretion, shall determine that it is necessary to comply with applicable securities laws, the certificate or certificates representing any shares of Common Stock delivered to the Participant upon vesting under this Agreement shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.  Unless and until the shares of Common Stock delivered to the Participant upon vesting under this Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), all certificates representing such shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE.  NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

Appropriate stop transfer instructions with respect to such shares have been placed with the Company’s transfer agent.
8.             Securities Act.  The Participant covenants and agrees with the Company that if, with respect to any shares of Common Stock delivered to the Participant pursuant to this Agreement, there does not exist an effective registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall include, or shall be accompanied by, as applicable, a prospectus that is current with respect to the shares of Common Stock subject to this Agreement, (i) he or she takes the shares of Common Stock for his or her own account and not with a view to the resale or distribution thereof, (ii) any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Participant shall, prior to any offer for sale or sale of such shares, may be required to obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.

9.             Conflicts.  This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.  In the event, however, of any conflict between the provisions of this Agreement or the Plan and the provisions of an employment or change-in-control agreement between the Company and the Participant, as applicable, the provisions of the latter shall prevail.

10.           No Employment Contract.  This Agreement is not a contract of employment, as applicable, and the terms of the Participant’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the Participant’s employment, and it shall not impose any obligation on the Participant’s part to remain in the employ of the Company or any of its Affiliates.

11.       Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORD WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING PRINCIPLES OF CONFLICTS OF LAW.

12.            Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.       Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and constitute the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Restricted Stock Unit Agreement as of the date first written above.
TANDY LEATHER FACTORY, INC.

By:
Name: Leann Day
Title: VP Human Resources

ACCEPTED:

By:
Name of Participant: